SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                Date of Report (Date of earliest event reported)
                                 August 30, 1998





                             THOMAS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)





                                    Delaware
                 (State or other jurisdiction of incorporation)



                      1-5426                       61-0505332
             (Commission File Number)     (IRS Employer Identification
                                                      No.)

           4360 Brownsboro Road, Suite
             300 Louisville, Kentucky                 40207
              (Address of principal                (Zip Code)
                executive offices)

               Registrant's telephone number, including area code
                                  502/893-4600


ITEM 2.  Acquisition or Disposition of Assets.

     On August 30, 1998, the Registrant and The Genlyte Group Incorporated ("Genlyte") completed the combination of the lighting business of the Registrant with the business of Genlyte through a joint venture in the form of a limited liability company named Genlyte Thomas Group LLC (f/k/a GT Lighting, LLC) (the "Company"). The Company manufactures, sells, markets and distributes consumer commercial, industrial and outdoor lighting fixtures and controls. Pursuant to
(i) the Master Transaction Agreement dated April 28, 1998 by and between the Registrant and Genlyte; (ii) the Limited Liability Company Agreement of the Company dated April 28, 1998 by and among the Registrant, Genlyte and the Company; and (iii) the Capitalization Agreement dated April 28, 1998 by and among the Company and the Registrant and certain of its Affiliates, the Registrant contributed substantially all of its assets comprising its lighting business to the Company. In addition, pursuant to the Capitalization Agreement dated April 28, 1998 by and between the Company and Genlyte, Genlyte contributed substantially all of its assets to the Company.

     In exchange for the assets contributed by the Registrant and certain of its affiliates, the Registrant received a 32% interest in the Company and the Company assumed certain liabilities related to Registrant's lighting business. Genlyte received a 68% interest in the Company, and the Company assumed substantially all of Genlyte's liabilities in exchange for the assets
Genlyte contributed. The interests in the Company issued to each of the Registrant and Genlyte were based on arms-length negotiations between the parties with the assistance of their financial advisors.

     Prior to this transaction there were no material relationships between Genlyte or the Company and the Registrant or its affiliates, directors or officers or any associate of any director or officer of the Registrant.

     The Registrant and Genlyte continue to exist as separate publicly traded companies and their certificates of incorporation and by-laws remain unchanged. The Registrant's assets principally consist of its compressor and vacuum pump business and its 32% interest in the Company. Genlyte's assets principally consist of its 68% interest in the Company.

     The Company is a leading manufacturer of lighting fixtures and controls for the commercial, industrial and residential markets. The Company is headquartered in Louisville, Kentucky, and employs more than 5,000 people.

     The Registrant, headquartered in Louisville, Kentucky, is a recognized leader in the design and manufacture of compressors and vacuum pumps for use in global OEM applications as well as pneumatic construction equipment, leakage detection systems and laboratory equipment. The Registrant also owns a 32% interest in the Company, one of the largest lighting fixture manufacturers in North America. The Registrant has operations in the United States, Mexico, South America, Europe and Asia.

     The foregoing description of the transaction is qualified in its entirety by reference to the agreements which were previously filed on July 24, 1998 on Registrant's Current Report on Form 8-K and the Joint Proxy Statement of Registrant and Genlyte filed July 24, 1998.

ITEM 7.  Financial Statements and Exhibits.

     (b)  Pro forma financial information.

          (i)  Unaudited Thomas Pro Forma Consolidated Financial Statements.

          (ii) Unaudited Genlyte Thomas Group LLC Pro Forma Consolidated Financial Statements.

     (c)       See Exhibit Index.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             THOMAS INDUSTRIES INC.
                                  (Registrant)

                   By:  /s/ Phillip J. Stuecker
                       Phillip J. Stuecker, Vice President of
                       Finance, Chief Financial Officer, and Secretary

Dated:  September 14, 1998



                                  EXHIBIT INDEX

            Exhibit  Description of Document
             No.
             2.1 Master Transaction Agreement dated April 28, 1998 by and between the Registrant and The Genlyte Group
                    Incorporated ("Genlyte"). (1)
             2.2 Limited Liability Company Agreement of GT Lighting, LLC dated April 28, 1998 by and among the Registrant, Genlyte and Genlyte Thomas Group LLC (f/k/a GT Lighting,
                    LLC)(the "Company"). (1)
             2.3 Capitalization Agreement dated April 28, 1998 by and among the Company and the Registrant and certain of its Affiliates. (1)
             2.4 Capitalization Agreement dated April 28, 1998 by and between the Company and Genlyte. (1)
            99.1 Thomas Industries Inc. Lighting Group Unaudited Condensed Interim Combined Financial Statements
            99.2 Management's Discussion and Analysis of Financial Condition and Results of Operations of Thomas Industries Inc. Lighting Group
            99.3    Unaudited Thomas Pro Forma Consolidated Financial
                    Statements
            99.4    Unaudited Genlyte Thomas Group LLC Pro Forma
                    Consolidated Financial Statements
            99.5    Press release regarding shareholder approval
            99.6 Press release regarding closing of the lighting joint venture transaction


(1) Incorporated herein by reference to the Current Report on Form 8-K for the Registrant dated July 24, 1998.